Exhibit 11

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular, constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 8, 2025 relating to the consolidated financial statements of Wahed Real Estate Series 1 LLC (the “Company”) and the financial statements of each of Wahed Real Estate Series 1 LLC’s listed series, which comprise the consolidated balance sheets as of December 31, 2024 and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the period from May 14, 2024 (inception) to December 31, 2024, the related notes to the consolidated financial statements, each listed Series’ balance sheets as of December 31, 2024, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period from May 14, 2024 (inception) to December 31, 2024 for each listed Series, and the related notes to each listed Series’ financial statements.

/s/ Artesian CPA, LLC

Denver, CO

February 3, 2026

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com